UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2014

Blue Sphere Corporation

(Exact name of Registrant as specified in its Charter)

 Nevada

  333-147716

 98-0550257

  (State or Other Jurisdiction

of Incorporation or Organization)

  (Commission File Number)

  (I.R.S. Employer Identification No.)

35 Asuta St., P.O.B 857, Even Yehuda, Israel 40500

(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code: 972-9-8917438

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2014, Bluesphere Corporation (“BSC”) entered into and signed a license agreement with Nanyang Technological University based in Singapore (“NTU”) pursuant to which NTU granted BSC a perpetual, exclusive (even as to NTU), worldwide, royalty-bearing license, with rights to sublicense, to certain of its intellectual property and know-how (the “Licensed Technology”) relating to fast-charging lithium-ion batteries to develop, have developed, manufacture, have manufactured, import, export, use, market, offer for sale, sell, have sold and otherwise commercialize and exploit the same or any product to be produced based on the Licensed Technology in in the field of (i) consumer electronics including without limitation, wearable electronics, mobile phones, smart devices and electric batteries, including rechargeable and non-rechargeable batteries and (ii) electric vehicles and to use the Licensed Technology for such purpose.

In exchange for the grant of license, BSC is obligated to (i) use its best efforts to make a commercial sale in consumer electronics and electric vehicles within four years and (ii) make the following payments to NTU:

-	10,000 Singapore dollars (“SD”) upon signing the license agreement;
-	SD 50,000 upon production of a non-laboratory scale prototype;
-	SD 50,000 upon the first commercial sale;
-	a royalty of 3.5% of net sales of any product covered by the license agreement; and
-	a royalty of 15% of all sub-license revenue except in the case of sub-license revenue from entities affiliated with BSC in which case the amount to be paid shall be the greater of 15% of all sublicense revenue or 3.5% of net sales, whichever is greater.

If BSC fails to make a commercial sale in either consumer electronics or electric vehicles within such time period, then NTU will have the right to convert the license from exclusive to non-exclusive in respect of the relevant field of use (i.e., consumer electronics and electric vehicles). Notwithstanding the foregoing, BSC shall have the right to extend the period to five years for each field of use by making payment of U.S. $25,000 to NTU.

Ownership of the Licensed Technology belongs to NTU. Ownership of modifications, enhancements, improvements and derivatives of the Licensed Technology developed solely by BSC shall belong to BSC. Ownership of modifications, enhancements, improvements and derivatives of the Licensed Technology developed jointly by BSC and NTU shall jointly belong to BSC and NTU in equal and undivided shares.

BSC is required to reimburse NTU U.S. $20,000 for patent expenses in respect of the Licensed Technology incurred to-date and to cover the costs of all patents relating to the Licensed Technology going forward.

BSC is responsible for any stamp fees payable in Singapore in connection with the signing of the license agreement.

The foregoing summery of the license agreement is qualified by and subject to the full text of the license agreement attached hereto as exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

99.1 License Agreement dated October 31, 2014

Pursuant to the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Blue Sphere Corporation

Dated: November 5, 2014

By: /s/ Shlomo Palas_____________

 Name: Shlomo Palas

 Title: Chief Executive Officer